Exhibit (1)(a)(i) Resolution of Board of Directors of GE Life &
                  Annuity authorizing the change in name of Life of Virginia Separate Account III to GE Life & Annuity Separate Account III.



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                          UNANIMOUS WRITTEN CONSENT OF
                            THE BOARD OF DIRECTORS OF
                      GE LIFE AND ANNUITY ASSURANCE COMPANY


The undersigned being all of the members of the Board of Directors of GE Life and Annuity Assurance Company (formerly The Life Insurance Company of Virginia), a Virginia corporation, in lieu of a meeting for the purpose and pursuant to the provisions of Section 13.1-685 of the Code of Virginia do hereby approve the following resolutions:

BE IT RESOLVED, That the Board of Directors of GE Life and Annuity Assurance Company ("Company"), pursuant to the provisions of Section 38.2-3113 of the Code of Virginia, hereby rename Life of Virginia Separate Account III, and that this separate account shall now be designated as "GE Life & Annuity Separate Account III" (hereinafter "Separate Account III") for the following use and purposes, and subject to such conditions as hereinafter set forth:

FURTHER RESOLVED, That Separate Account III is established for the purpose of providing for the issuance by the Company of variable flexible premium adjustable life insurance policies ("Policies"), or other insurance contracts, and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Policies; the form of such Policies shall be kept on file in the Secretary's office; and

FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to Separate Account III shall, in accordance with the Policies, be credited to or charged against such account without regard to other income, gains or losses of the Company; and

FURTHER RESOLVED, That Separate Account III shall be divided into Investment Subdivisions, each Investment Subdivision in Separate Account III shall invest in the shares of a designated mutual fund portfolio, unit investment trust, managed separate account, and/or other portfolios, and net premiums under the Policies shall be allocated to the eligible Portfolios set forth in the Policies in accordance with the instructions received from owners of the Policies; and

FURTHER RESOLVED, That the Board of Directors expressly reserves the right to add or remove any Investment Subdivision of Separate Account III as it may hereafter deem necessary or appropriate; and

FURTHER RESOLVED, That the President, any Senior Vice President, or the Treasurer, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in Separate Account III or in any Investment Subdivision thereof as may be deemed necessary or appropriate to facilitate the commencement or Separate Account III's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940; and

FURTHER RESOLVED, That the President, any Senior Vice President, any Vice President, or the Treasurer, and each of them with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the company's general account and Separate Account III as deemed necessary or appropriate and consistent with the terms of the Policies; and

FURTHER RESOLVED, That the Board of Directors of the Company reserves the right to change the designation of Separate Account III hereafter to such other designation as it may deem necessary or appropriate; and

FURTHER RESOLVED, That the President, any Senior Vice President, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to: (a) Register Separate Account III as a unit investment trust under the Investment Company Act of 1940, as amended; (b) Register the Policies in such amounts, which may be an indefinite amount, under the Securities Act of 1933; and (c) Take all other actions which are necessary in connection with the offering of said Policies for sale and the operation of Separate Account III in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other applicable federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from Investment Company Act of 1940 or other applicable federal laws as the said officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account III, and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Policies, and any and all amendments to the foregoing on behalf of Separate Account III and the Company and on behalf of and as attorneys-in-fact for the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, That Patricia L. Dysart, Assistant Vice President and Associate General Counsel, and Stephen E. Roth, Esquire, are dully appointed as agents for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them with full power to act without the others, hereby is severally authorized on behalf of Separate Account III and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Policies, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the policies, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service or process and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the said officers or legal counsel deem it to be in the best interests or Separate Account III and the Company,

FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account III, and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Policies, and any and all amendments to the foregoing on behalf of Separate Account III and the Company and on behalf of and as attorneys-in-fact for the principal accounting officer and/or any other officer of the Company; and

FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, be, and hereby is, severally authorized to establish procedures under which the Company will institute procedures for providing voting rights for owners of the Policies with respect to securities owned by Separate Account III; and

FURTHER RESOLVED, That the President, any Senior Vice President,, and each of them with full power to act without the others, is hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Capital Brokerage Corporation ("Capital Brokerage") or other qualified entity under which Capital Brokerage or such other entity will be appointed principal underwriter and distributor for the Policies and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Separate Account III and the design, issuance, and administration of the Policies.

FURTHER RESOLVED, that because it is expected that Separate Account III will invest in the securities issued by a specific mutual fund corporation registered under the Investment Company Act of 1940, the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, are hereby severally authorized (i) to instruct legal counsel to incorporate such a mutual fund corporation and (ii) to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made.

FURTHER RESOLVED, That the President, any Senior Vice President, or any Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

FURTHER RESOLVED, That these resolutions shall take effect as of January 1, 1999.


/s/ ROBERT D. CHINN                             /s/ RONALD V. DOLAN
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ROBERT D. CHINN                             RONALD V. DOLAN


/s/ SELWYN L. FLOURNOY, JR.                     /s/ VICTOR C. MOSES
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SELWYN L. FLOURNOY, JR.                     VICTOR C. MOSES


/s/ PAMELA S. SCHUTZ                            /s/ GEOFFREY S. STIFF
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PAMELA S. SCHUTZ                            GEOFFREY S. STIFF